Exhibit 99.1

Ingevity Corporation 4920 O'Hear Avenue Suite 400 North Charleston, SC 29405 USA www.ingevity.com

News	Contact: Caroline Monahan 843-740-2068 media@ingevity.com

Investors: Surabhi Varshney 843-740-2002 investors@ingevity.com
Ingevity reports full year and fourth quarter 2025 financial results

Highlights:
•Strong business performance in 2025 drove higher earnings and robust cash flow, enabling meaningful debt reduction and return of capital to shareholders
•Completed sale of North Charleston crude tall oil refinery assets and the majority of Performance Chemicals Industrial Specialties product line
•Concluded portfolio review and initiated the exploration of strategic alternatives for Advanced Polymer Technologies segment and the Performance Chemicals Road Markings product line
Full Year:
•Total net sales of $1.3 billion, from continuing and discontinued operations, decreased 8% from prior year; net sales from continuing operations of $1.2 billion, down 3% versus prior year
•Net loss of $167.1 million and diluted loss per share of $4.61 driven primarily by $293.1 million in non-cash pre-tax special charges, related to Advanced Polymer Technologies and Road Markings
•Total adjusted earnings of $167.0 million, from continuing and discontinued operations, and total diluted adjusted earnings per share (EPS) of $4.55; adjusted earnings from continuing operations of $151.5 million and diluted adjusted EPS from continuing operations of $4.13
•Total adjusted EBITDA of $397.5 million, from continuing and discontinued operations, improved 10% over last year, with adjusted EBITDA margin of 30.8%. Adjusted EBITDA from continuing operations was $373.0 million, with margin expanding to 31.9%
•Operating cash flow of $331.2 million; free cash flow of $273.5 million; net leverage improved to 2.6 times
Fourth Quarter:
•Total net sales of $278.0 million, from continuing and discontinued operations, declined 7% from prior year; net sales from continuing operations of $255.1 million, down 3% versus prior year
•Net loss of $84.6 million and diluted loss per share of $2.37 largely driven by $109.3 million in pre-tax non-cash special charges related to Road Markings
•Total adjusted earnings of $23.3 million, from continuing and discontinued operations, and total diluted adjusted EPS of $0.64
•Total adjusted EBITDA of $75.0 million, from continuing and discontinued operations; Adjusted EBITDA from continuing operations was $70.3 million, with margin expanding to 27.6%
•Operating cash flow of $97.1 million and free cash flow of $73.5 million

NORTH CHARLESTON, S.C., Feb. 25, 2026 – Ingevity Corporation (NYSE: NGVT) today reported its financial results for the full year 2025 and fourth quarter.
The results and guidance in this release include non-GAAP financial measures, several of which present results on a combined basis inclusive of continuing and discontinued operations. Additional information, including definitions and reconciliations to the most comparable GAAP measures, can be found in the section titled “Use of non‑GAAP financial measures.” Unless otherwise stated, all comparisons below are made versus the same period in 2024 and are presented on a continuing operations basis.
Full Year 2025 Continuing Operations
Net sales of $1.2 billion declined 2.7%. The decline was driven by softness in Advanced Polymer Technologies, where indirect tariff impacts weighed on demand in key customers' end markets. Performance Materials maintained sales year-over-year despite supply chain disruptions in the auto industry, while the Performance Chemicals Pavement Technologies product line delivered 1% sales growth. The company reported a full year net loss of $150.3 million, which included $336.8 million in pre-tax special charges mainly related to non-cash asset impairments in Advanced Polymer Technologies and Road Markings. Full year adjusted EBITDA of $373.0 million was consistent with 2024, and adjusted EBITDA margin expanded by 50 basis points to 31.9%. Full year diluted loss per share was $4.15 compared to $3.34 in the prior year. Full year diluted adjusted EPS increased 1.7% to $4.13, reflecting resilient underlying business performance.
Fourth Quarter 2025 Continuing Operations
Net sales of $255.1 million declined 3.2%. The decline was driven primarily by lower sales in Advanced Polymer Technologies and Performance Materials, which more than offset growth in Performance Chemicals. The company reported a net loss of $78.8 million and diluted loss per share of $2.21 in the fourth quarter, due largely to $109.3 million of non-cash special charges in Road Markings. Adjusted EBITDA was $70.3 million, a decrease of 12%, driven by lower volumes in both Advanced Polymer Technologies and Performance Materials. Fourth quarter adjusted EBITDA margin was 27.6% with diluted adjusted EPS of $0.58.
“Despite a volatile macro environment, which included tariff uncertainty and supply chain disruptions, Ingevity delivered very strong business and financial results, and our disciplined execution generated robust free cash flow. We also took decisive steps to reshape and optimize our portfolio with the sale of our North Charleston refinery and the majority of our Industrial Specialties product line, as well as the decision to pursue strategic alternatives for Advanced Polymer Technologies and Road Markings. We enter 2026 with momentum and confidence as we continue to drive our strategy to build Ingevity into a premier specialty materials company,” said Ingevity President and CEO, David Li.

Segment Results for Full Year and Fourth Quarter Continuing Operations
Performance Materials
Full year sales of $606.9 million were essentially flat with the record prior year performance. Full year segment EBITDA was $326.3 million, down 2%, with segment EBITDA margin of 53.8% versus 54.7% in the prior year. The modest decline in profitability reflected lower global auto production driven by tariff uncertainty and supply chain challenges as well as higher selling, general and administrative (SG&A) expenses. In the fourth quarter, Performance Materials sales were down 3% to $151.2 million due to lower North American volumes resulting from supply chain disruptions in the auto industry. Segment EBITDA for the fourth quarter was $78.0 million, with segment EBITDA margin of 51.6%.
Performance Chemicals Continuing Operations
Full year sales, which excluded Industrial Specialties, were flat year over year at $400.5 million, as pricing actions in Pavement Technologies were offset by competitive price pressure in Road Markings. Also, improved dispersant product mix was offset by lower volumes. Full year segment EBITDA of $60.3 million was up 12.3%, driven by Pavement Technologies pricing actions, favorable dispersant product mix, and lower raw material costs slightly offset by higher SG&A. Fourth quarter sales were $67.4 million, up 6.5% as volume growth driven by an extended paving season benefitting Pavement Technologies and Road Markings was slightly offset by weaker pricing in Road Markings. Segment EBITDA of negative $1.2 million declined as volume growth for the segment was more than offset by weak performance in Road Markings where competitive pricing pressure, lower plant utilization to manage inventory and higher SG&A negatively impacted year over year results.
Advanced Polymer Technologies
Full year sales of $160.2 million declined 15% for the year driven primarily by continued pressure from indirect tariff impacts that depressed demand in customers' end markets. Segment EBITDA for the year was down 18% to $32.1 million due primarily to lower volumes that more than offset gains from operational efficiencies and foreign exchange. Full year segment EBITDA margin was 20.0%. In the fourth quarter, sales were $36.5 million, down 17%. Segment EBITDA declined 21% to $5.5 million with segment margin of 15.1% as lower volumes again more than offset operational efficiencies and favorable foreign exchange.
Corporate and Other
Corporate and other expenses, which are not included in segment financial results, were $31.2 million in 2025 compared to $27.3 million in 2024 driven primarily by higher variable compensation expense reflecting improved business performance. Indirect costs, which represent stranded costs associated with the divested Industrial Specialties product line, were $14.5 million, a decline of $7.6 million primarily due to cost reduction actions executed in the prior year.
Liquidity/Other Continuing and Discontinued Operations
Full year operating cash flow, inclusive of continuing and discontinued operations, was $331.2 million, an increase of $202.6 million year over year, generating free cash flow of $273.5 million. The improvement in cash generation was driven by higher earnings and the absence of cash outflows in 2024 related to the Performance Chemicals repositioning actions.

Share repurchases totaled $56 million for the full year, with $31 million in the fourth quarter. The company ended the year with $297 million remaining capacity under its current share repurchase authorization. Net leverage improved sequentially to 2.6 times from 2.7 times at the end of the third quarter and improved nearly one full turn from 3.5 times at the end of 2024.
Full Year 2026 Outlook:
The company expects full year 2026 net sales between $1.1 billion and $1.2 billion, adjusted EBITDA between $380 million and $400 million and adjusted EPS between $4.80 to $5.20. Free cash flow is expected to be between $225 million and $250 million, excluding approximately $95 million in pre-tax litigation-related payments to BASF. The company intends to utilize the strong free cash flow to reduce leverage and return cash to shareholders in 2026. The 2026 outlook includes full year financial results for Advanced Polymer Technologies and Road Markings but excludes the divested Performance Chemicals Industrial Specialties product line.

Additional Information: The company will host a live webcast on Thursday, February 26, at 10:00 a.m. (Eastern) to discuss fourth quarter and full year 2025 fiscal results. The webcast can be accessed via the investors section of Ingevity’s website. Participants may pre-register for the event here.

Participants may also listen to the conference call by dialing 833 470 1428 (inside the U.S.) and entering access code 102386. Callers outside the U.S. can find global dial-in numbers here. For those unable to join the live event, a recording will be available beginning at approximately 2:00 p.m. (Eastern) on February 26, 2026, through February 25, 2027, at this replay link.

Ingevity (NYSE: NGVT) is a global specialty materials company that develops advanced carbon and engineered material solutions that improve mobility, strengthen and extend the life of infrastructure and enhance industrial processes. With a 90‑year legacy of innovation, we work closely with customers to solve technical challenges and deliver materials that improve performance and environmental outcomes in essential applications. Our portfolio includes Performance Materials activated carbon technologies for emissions control and filtration, Performance Chemicals solutions that support efficient agriculture and high‑performance pavement systems and Advanced Polymer Technologies specialty polymers for coatings and industrial applications. Headquartered in North Charleston, South Carolina, Ingevity operates from 24 locations worldwide and employs approximately 1,500 people. Learn more at ingevity.com.

Use of non-GAAP financial measures: This press release includes certain non‐GAAP financial measures intended to supplement, not substitute for, comparable GAAP measures. Reconciliations of non‐GAAP financial measures to GAAP financial measures are provided within the Appendix to this press release. Investors are urged to consider carefully the comparable GAAP measures and the reconciliations to those measures provided. The company does not attempt to provide reconciliations of forward-looking non-GAAP guidance to the comparable GAAP measure because the impact and timing of the factors underlying the guidance assumptions are inherently uncertain and difficult to predict and are unavailable without unreasonable efforts. In addition, Ingevity believes such reconciliations would imply a degree of certainty that could be confusing to investors.
Forward-looking statements: This press release contains “forward looking statements” within the meaning of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. Such statements generally include the words “will,” “plans,” “intends,” “targets,” “expects,” “outlook,” “guidance,” “believes,” “anticipates” or similar expressions. Forward looking statements may include, without limitation, the potential benefits of any divestiture, acquisition or investment transaction, leadership transitions within our organization, expected financial positions, guidance, results of operations and cash flows; financing plans; business strategies and expectations; operating plans; capital and other expenditures; competitive positions; growth opportunities for existing products; benefits from new technology and cost reduction initiatives, plans and objectives; litigation-related strategies and outcomes; and markets for securities. Actual results could differ materially from the views expressed. Factors that could cause actual results to materially differ from those contained in the forward looking statements, or that could cause other forward looking statements to prove incorrect, include, without limitation, our ability to adjust our cost and operating structure after giving effect to any transactions that result from our announced review of strategic alternatives for our Road Markings product line and Advanced Polymer Technologies segment; adverse effects from general global economic, geopolitical and financial conditions beyond our control, including inflation, global trade tensions, and the Russia-Ukraine war and conflict in the middle east; risks related to our international sales and operations, including changes in tariffs; adverse conditions in the automotive market; competition from substitute products, new technologies and new or emerging competitors; worldwide air quality standards; a decrease in government infrastructure spending; adverse conditions in cyclical end markets; the limited supply of or lack of access to sufficient raw materials, or any material increase in the cost to acquire such raw materials; issues with or integration of future acquisitions and other investments; risks related to co-located operations; the provision of services by third parties at several facilities; supply chain disruptions; natural disasters and extreme weather events; or other unanticipated problems such as labor difficulties (including work stoppages), equipment failure or unscheduled maintenance and repair; planned and unplanned production slowdowns and shutdowns, turnarounds and outages, attracting and retaining key personnel; dependence on certain large customers; legal actions associated with our intellectual property rights; protection of our intellectual property and other proprietary information; information technology security breaches and other disruptions; complications with designing or implementing our new enterprise resource planning system; government policies and regulations, including, but not limited to, those affecting the environment, climate change, tax policies, tariffs and the chemicals industry; losses due to lawsuits arising out of environmental damage or personal injuries associated with chemical or other manufacturing processes; and the other factors detailed from time to time in the reports we file with the Securities and Exchange Commission (the “SEC”), including those described in Part I, Item 1A. Risk Factors in our most recent Annual Report on Form 10 K as well as in our other filings with the SEC. These forward-looking statements speak only to management’s beliefs as of the date of this press release. Ingevity assumes no obligation to provide any revisions to, or update, any projections and forward-looking statements contained in this press release.

INGEVITY CORPORATION
Condensed Consolidated Statements of Operations (Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
In millions, except per share data	2025	2024	2025	2024
Net sales	$255.1	$263.4	$1,167.6	$1,200.1
Cost of sales	167.3	163.4	706.1	735.3
Gross profit	87.8	100.0	461.5	464.8
Selling, general, and administrative expenses	41.6	38.3	171.2	157.8
Research and technical expenses	7.4	6.6	28.4	24.5
Restructuring and other (income) charges, net	2.7	9.8	12.8	18.1
Goodwill impairment charge	—	—	183.8	306.6
Long lived asset impairment charge	109.3	—	109.3	—
Acquisition-related costs	—	0.3	—	0.3
Other (income) expense, net	15.4	0.1	25.0	7.9
Interest expense, net	16.7	20.8	73.1	90.1
Income (loss) from continuing operations before income taxes	(105.3)	24.1	(142.1)	(140.5)
Provision (benefit) for income taxes on continuing operations	(26.5)	4.6	8.2	(19.1)
Net income (loss) from continuing operations	(78.8)	19.5	(150.3)	(121.4)
Income (loss) from discontinued operations, net of income taxes	(5.8)	(2.9)	(16.8)	(308.9)
Net income (loss)	$(84.6)	$16.6	$(167.1)	$(430.3)

Per share data
Basic earnings (loss) per share from continuing operations	$(2.21)	$0.54	$(4.15)	$(3.34)
Basic earnings (loss) per share from discontinued operations	(0.16)	(0.08)	(0.46)	(8.51)
Basic earnings (loss) per share	$(2.37)	$0.46	$(4.61)	$(11.85)

Diluted earnings (loss) per share from continuing operations	$(2.21)	$0.53	$(4.15)	$(3.34)
Diluted earnings (loss) per share from discontinued operations	(0.16)	(0.07)	(0.46)	(8.51)
Diluted earnings (loss) per share	$(2.37)	$0.46	$(4.61)	$(11.85)

Weighted average shares outstanding
Basic	35.7	36.3	36.2	36.3
Diluted	35.7	36.6	36.2	36.3
Financial Schedules - Page 1

INGEVITY CORPORATION
Segment Operating Results (Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
In millions	2025	2024	2025	2024
Performance Materials	$151.2	$156.2	$606.9	$609.6
Performance Chemicals	67.4	63.3	400.5	401.9
Pavement Technologies product line	51.4	49.5	302.6	300.9
Road Markings product line	16.0	13.8	97.9	101.0
Advanced Polymer Technologies	36.5	43.9	160.2	188.6
Net sales	$255.1	$263.4	$1,167.6	$1,200.1

Performance Materials	$78.0	$81.7	$326.3	$333.2
Performance Chemicals	(1.2)	3.0	60.3	53.7
Advanced Polymer Technologies	5.5	7.0	32.1	39.0
Segment EBITDA (1)	$82.3	$91.7	$418.7	$425.9
Interest expense, net	(16.7)	(20.8)	(73.1)	(90.1)
(Provision) benefit for income taxes on continuing operations	26.5	(4.6)	(8.2)	19.1
Depreciation and amortization (2)	(27.8)	(24.7)	(105.2)	(99.6)
Restructuring and other income (charges), net (3)(4)	(2.7)	(9.8)	(12.8)	(18.1)
Goodwill impairment charge (3)(5)	—	—	(183.8)	(306.6)
Long lived assets impairment charge (3)(6)	(109.3)	—	(109.3)	—
Acquisition and other-related costs (3)(7)	—	(0.3)	—	(0.3)
Gain (loss) on sale of strategic investment (3)(8)	(17.1)	—	(19.6)	(2.1)
Proxy contest charges (9)	—	—	(8.2)	—
Portfolio realignment costs (10)	(2.0)	—	(3.1)	—
Pension and postretirement settlement and curtailment (charges) income, net (3)(11)	—	(0.2)	—	(0.2)
Indirect costs allocated to Divestiture (12)	(4.8)	(5.3)	(14.5)	(22.1)
Corporate and other (13)	(7.2)	(6.5)	(31.2)	(27.3)
Net income (loss) from continuing operations	$(78.8)	$19.5	$(150.3)	$(121.4)
_______________
(1) Segment EBITDA is the primary measure used by our chief operating decision maker ("CODM"), the CEO and President of Ingevity, to evaluate the performance of and allocate resources among our reportable segments. Segment EBITDA is defined as segment net sales less segment operating expenses (segment operating expenses consist of costs of sales, selling, general and administrative expenses, research and technical expenses, other (income) expense, net, excluding depreciation and amortization). We have excluded the following items from segment EBITDA: interest expense associated with corporate debt facilities, interest income, income taxes, depreciation, amortization, restructuring and other income (charges), net, goodwill impairment charges, long lived asset impairment charge, acquisition and other-related income (costs), litigation verdict charges, gain (loss) on strategic investments, proxy contest charges, portfolio realignment costs, indirect costs allocated to Divestiture, Corporate and other costs, and pension and postretirement settlement and curtailment income (charges), net.
(2) The table below provides an allocation of these charges between our three reportable segments to provide investors, potential investors, securities analysts and others with the information, should they choose, to apply such charges to each respective reportable segment for which the charges relate.

	Three Months Ended December 31,		Twelve Months Ended December 31,
In millions	2025	2024	2025	2024
Performance Materials	$12.4	$9.7	$43.5	$38.7
Performance Chemicals	5.6	6.1	23.9	24.3
Advanced Polymer Technologies	8.7	7.8	33.6	30.8
Indirect costs allocated to Divestiture (i)	1.1	1.1	4.2	5.8
Depreciation and amortization	$27.8	$24.7	$105.2	$99.6
_______________
(i) Includes indirect costs previously allocated to the Divestiture that are not eligible for discontinued operations accounting treatment.
Financial Schedules - Page 2

(3) For more information on these charges, refer to the Reconciliation of Adjusted Earnings table on page 8.
(4) We regularly perform strategic reviews and assess the return on our operations, which sometimes results in a plan to restructure the business. These costs are excluded from our reportable segment results. The table below provides an allocation of these charges between our three reportable segments to provide investors, potential investors, securities analysts and others with the information, should they choose, to apply such (income) charges to each respective reportable segment for which the charges relate.

	Three Months Ended December 31,		Twelve Months Ended December 31,
In millions	2025	2024	2025	2024
Performance Materials	$0.1	$0.2	$0.1	$0.9
Performance Chemicals	0.1	6.5	1.5	10.2
Advanced Polymer Technologies	2.6	0.1	9.2	0.2
Indirect costs allocated to Divestiture (i)	(0.1)	3.0	2.0	6.8
Restructuring and other (income) charges, net	$2.7	$9.8	$12.8	$18.1
_______________
(i) Includes indirect costs previously allocated to the Divestiture that are not eligible for discontinued operations accounting treatment.
(5) During the year ended December 31, 2025, the company concluded that the carrying value of the Advanced Polymer Technologies reporting unit exceeded its fair value, resulting in a non-cash goodwill impairment charge. During the year ended December 31, 2024, the company concluded that the carrying value of the Performance Chemicals reporting unit exceeded its fair value, resulting in a non-cash goodwill impairment charge.
(6) During the year ended December 31, 2025, the company concluded that the carrying value of the Performance Chemicals road markings asset group exceeded its fair value, resulting in a non-cash long lived asset impairment charge.
(7) Charges represent (gains) losses incurred to complete and integrate acquisitions and other strategic investments. Charges may include the expensing of the inventory fair value step-up resulting from the application of purchase accounting for acquisitions and certain legal and professional fees associated with the completion of acquisitions and strategic investments.
(8) The table below provides an allocation of these charges between our three reportable segments to provide investors, potential investors, securities analysts and others with the information, should they choose, to apply such (income) charges to each respective reportable segment for which the charges relate.

	Three Months Ended December 31,		Twelve Months Ended December 31,
In millions	2025	2024	2025	2024
Performance Materials	$17.1	$—	$17.1	$(0.1)
Performance Chemicals	—	—	—	—
Advanced Polymer Technologies	—	—	2.5	2.2
(Gain) loss on sale of strategic investment	$17.1	$—	$19.6	$2.1
(9) Charges represent legal and other professional service fees as well as incremental proxy solicitation costs related to a proxy contest.
(10) Charges represent professional service fees related to a review of the company's portfolio.
(11) Our pension and postretirement settlement and curtailment charges (income) are related to the acceleration of prior service costs, as a result of a reduction in the number of participants within the Union Hourly defined benefit pension plan. These are excluded from our segment results because we consider these costs to be outside our operational performance. We continue to include the service cost, amortization of prior service cost, interest costs, expected return on plan assets, and amortized actual gains and losses in our segment EBITDA.
(12) Includes indirect costs previously allocated to the Divestiture that are not eligible for discontinued operations accounting treatment.
(13) Corporate and other costs is defined as costs associated with corporate administrative functions (e.g., executive office, corporate finance, legal, human resources) and other compliance costs to operate as a NYSE listed entity. Also includes corporate administrative function share of information technology, safety, health, accounting and human resource departments.
Financial Schedules - Page 3

INGEVITY CORPORATION
Condensed Consolidated Balance Sheets (Unaudited)

	December 31,
In millions	2025	2024
Assets
Cash and cash equivalents	$78.1	$68.0
Accounts receivable, net	127.2	131.7
Inventories, net	186.0	195.9
Prepaid and other current assets	47.0	51.1
Current assets of discontinued operations	15.9	46.5
Current assets	454.2	493.2
Property, plant, and equipment, net	608.1	642.9
Goodwill	4.3	175.2
Other intangibles, net	176.1	278.8
Restricted investment	84.4	81.6
Strategic investments	83.1	87.3
Other assets	221.4	241.8
Noncurrent assets of discontinued operations	19.5	21.8
Total Assets	$1,651.1	$2,022.6

Liabilities
Accounts payable	$92.0	$94.5
Accrued expenses	148.0	58.1
Notes payable and current maturities of long-term debt	47.1	61.3
Other current liabilities	51.1	47.3
Current liabilities of discontinued operations	3.1	2.9
Current liabilities	341.3	264.1
Long-term debt including finance lease obligations	1,161.4	1,339.7
Deferred income taxes	55.1	56.2
Other liabilities	62.9	164.2
Noncurrent liabilities of discontinued operations	0.7	3.2
Total Liabilities	1,621.4	1,827.4
Equity	29.7	195.2
Total Liabilities and Equity	$1,651.1	$2,022.6

Financial Schedules - Page 4

INGEVITY CORPORATION
Condensed Consolidated Statements of Cash Flows (Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
In millions	2025	2024	2025	2024
Cash provided by (used in) operating activities:
Net income (loss)	$(84.6)	$16.6	$(167.1)	$(430.3)
Adjustments to reconcile net income (loss) to cash provided by operating activities:
Depreciation and amortization	27.8	25.2	106.4	108.3
(Gain) loss on strategic investment	23.7	—	26.2	11.4
CTO resales	—	1.9	—	52.7
Goodwill impairment charge	—	—	183.8	349.1
Long-lived asset impairment charge	109.3	—	109.3	—
Restructuring and other (income) charges, net	11.6	23.4	55.7	186.2
Other non-cash items	(13.5)	(101.0)	33.5	(76.4)
Changes in operating assets and liabilities, net of effect of acquisitions:
Restructuring and other spending	(10.7)	(15.4)	(46.1)	(59.3)
CTO Resales	—	(1.1)	6.2	(46.1)
Changes in other operating assets and liabilities, net	33.5	114.9	23.3	33.0
Net cash provided by (used in) operating activities	$97.1	$64.5	$331.2	$128.6
Cash provided by (used in) investing activities:
Capital expenditures	$(23.6)	$(24.9)	$(57.7)	$(77.6)
Sale (purchase) of strategic investments, net	4.6	(0.3)	(16.4)	(0.3)
Other investing activities, net	3.9	(2.8)	16.6	(1.6)
Net cash provided by (used in) investing activities	$(15.1)	$(28.0)	$(57.5)	$(79.5)
Cash provided by (used in) financing activities:
Proceeds from revolving credit facility and other borrowings	$81.8	$81.1	$291.3	$404.5
Payments on revolving credit facility	(133.6)	(178.4)	(483.6)	(470.6)
Financing lease obligations, net	(0.4)	(0.1)	(1.3)	(1.0)
Tax payments related to withholdings on vested equity awards	(0.9)	(0.2)	(3.7)	(3.1)
Proceeds and withholdings from share-based compensation plans, net	0.8	—	1.4	—
Repurchases of common stock under publicly announced plan	(31.1)	—	(56.3)	—
Net cash provided by (used in) financing activities	$(83.4)	$(97.6)	$(252.2)	$(70.2)
Increase (decrease) in cash, cash equivalents, and restricted cash	(1.4)	(61.1)	21.5	(21.1)
Effect of exchange rate changes on cash	(0.4)	(5.8)	4.5	(4.2)
Change in cash, cash equivalents, and restricted cash	(1.8)	(66.9)	26.0	(25.3)
Cash, cash equivalents, and restricted cash at beginning of period	114.4	153.5	86.6	111.9
Cash, cash equivalents, and restricted cash at end of period (1)	$112.6	$86.6	$112.6	$86.6

(1) Includes restricted cash of $34.5 million and $18.6 million, and cash and cash equivalents of $78.1 million and $68.0 million, for the years ended December 31, 2025 and 2024, respectively. Restricted cash is included within "Prepaid and other current assets" and "Restricted investment" within the condensed consolidated balance sheets.

Supplemental cash flow information:
Cash paid for interest, net of capitalized interest	$19.7	$24.4	$70.4	$85.4
Cash paid for income taxes, net of refunds	1.6	2.9	8.7	26.9
Purchases of property, plant and equipment in accounts payable	0.1	0.2	1.7	2.4
Leased assets obtained in exchange for new finance lease liabilities	—	—	—	—
Leased assets obtained in exchange for new operating lease liabilities	0.8	0.5	1.8	6.0
Financial Schedules - Page 5

Ingevity Corporation
Non-GAAP Financial Measures
Ingevity has presented certain financial measures, defined below, which have not been prepared in accordance with U.S. generally accepted accounting principles (“GAAP”) and has provided a reconciliation to the most directly comparable financial measure calculated in accordance with GAAP on the following pages. These financial measures are not meant to be considered in isolation nor as a substitute for the most directly comparable financial measure calculated in accordance with GAAP. Investors should consider the limitations associated with these non-GAAP measures, including the potential lack of comparability of these measures from one company to another.
We believe these non-GAAP financial measures provide management as well as investors, potential investors, securities analysts, and others with useful information to evaluate the performance of the business, because such measures, when viewed together with our financial results computed in accordance with GAAP, provide a more complete understanding of the factors and trends affecting our historical financial performance, liquidity measures, and projected future results.
Ingevity uses the following non-GAAP measures:
Adjusted earnings (loss) from continuing operations is defined as net income (loss) from continuing operations plus restructuring and other (income) charges, net, goodwill impairment charges, long lived asset impairment charge, acquisition and other-related (income) costs, pension and postretirement settlement and curtailment (income) charges, (gain) loss on strategic investments, debt refinancing fees, litigation verdict charges, proxy contest charges, portfolio realignment costs, and the income tax expense (benefit) on those items, less the provision (benefit) from certain discrete tax items.
Adjusted earnings (loss) from discontinued operations is defined as net income (loss) from discontinued operations plus restructuring and other (income) charges, net, goodwill impairment charges, loss on CTO resales, CTO supply contract termination charges, (gain) loss on strategic investments, and the income tax expense (benefit) on those items, less the provision (benefit) from certain discrete tax items.
Total adjusted earnings (loss) is defined as Adjusted earnings (loss) from continuing operations and Adjusted earnings (loss) from discontinued operations.
Diluted adjusted earnings (loss) from continuing operations per share is defined as diluted earnings (loss) from continuing operations per share plus restructuring and other (income) charges, net, per share, goodwill impairment charges per share, long lived asset impairment charge per share, acquisition and other-related (income) costs per share, pension and postretirement settlement and curtailment (income) charges per share, (gain) loss on strategic investments per share, debt refinancing fees per share, litigation verdict charge per share, proxy contest charges per share, portfolio realignment costs per share, and the income tax expense (benefit) per share on those items, less the provision (benefit) from certain discrete tax items per share.
Diluted adjusted earnings (loss) from discontinued operations per share is defined as diluted earnings (loss) from discontinued operations per share plus restructuring and other (income) charges, net, per share, goodwill impairment charges per share, acquisition and other-related (income) costs per share, loss on CTO resales per share, CTO supply contract termination charges per share, (gain) loss on strategic investments per share, and the income tax expense (benefit) per share on those items, less the provision (benefit) from certain discrete tax items per share.
Total diluted adjusted earnings (loss) per share is defined as diluted adjusted earnings (loss) from continuing operations per share and diluted adjusted earnings (loss) from discontinued operations per share.
Adjusted EBITDA from continuing operations is defined as net income (loss) from continuing operations plus interest expense, net, provision (benefit) for income taxes, depreciation, amortization, restructuring and other (income) charges, net, goodwill impairment charges, long lived asset impairment charge, acquisition and other-related (income) costs, litigation verdict charges, (gain) loss on strategic investments, proxy contest charges, portfolio realignment costs, and pension and postretirement settlement and curtailment (income) charges, net.
Adjusted EBITDA from discontinued operations is defined as net income (loss) from discontinued operations plus interest expense, net, provision (benefit) for income taxes, depreciation, amortization, restructuring and other (income) charges, net, goodwill impairment charges, (gain) loss on strategic investments, loss on CTO resales, and CTO supply contract termination charges.
Total adjusted EBITDA is defined as Adjusted EBITDA from continuing operations and Adjusted EBITDA from discontinued operations.
Adjusted EBITDA margin from continuing operations is defined as Adjusted EBITDA from continuing operations divided by
Financial Schedules - Page 6

Ingevity Corporation
Non-GAAP Financial Measures
Net sales from continuing operations.
Adjusted EBITDA margin from discontinued operations is defined as Adjusted EBITDA from discontinued operations divided by Net sales from discontinued operations.
Total Adjusted EBITDA Margin is defined as Total Adjusted EBITDA divided by Total net sales.
Total Net Sales is defined as Net sales from continuing operations and Net sales from discontinued operations.
Net Debt is defined as the sum of notes payable, short-term debt, current maturities of long-term debt and long-term debt including finance lease obligations less the sum of cash and cash equivalents, restricted cash associated with our new market tax credit financing arrangement, and restricted investment associated with certain finance lease obligations, excluding the allowance for credit losses on held-to-maturity debt securities held within the restricted investment.
Net Debt Ratio is defined as Net Debt divided by the last twelve months Total Adjusted EBITDA.
Free Cash Flow is defined as the sum of net cash provided by (used in) the following items: operating activities less capital expenditures.
Ingevity's management also uses the above financial measures as the primary measures of profitability and liquidity of the business. In addition, Ingevity believes Total Adjusted EBITDA and Total Adjusted EBITDA Margin are useful measures because they exclude the effects of financing and investment activities as well as non-operating activities.
GAAP Reconciliation of 2026 Adjusted EBITDA Guidance
A reconciliation of net income to Total Adjusted EBITDA as projected for 2026 is not provided. Ingevity does not forecast net income as it cannot, without unreasonable effort, estimate or predict with certainty various components of net income. These components, net of tax, include further restructuring and other income (charges), net; additional acquisition and other-related (income) costs; litigation verdict charges; additional pension and postretirement settlement and curtailment (income) charges; and revisions due to legislative tax rate changes. Additionally, discrete tax items could drive variability in our projected effective tax rate. All of these components could significantly impact such financial measures. Further, in the future, other items with similar characteristics to those currently included in Total Adjusted EBITDA, that have a similar impact on the comparability of periods, and which are not known at this time, may exist and impact Total Adjusted EBITDA.
Financial Schedules - Page 7

INGEVITY CORPORATION
Reconciliation of Non-GAAP Financial Measures

Adjusted Earnings (Loss) and Diluted Adjusted Earnings per Share Reconciliation
(GAAP to Non-GAAP)

	Three Months Ended December 31,		Twelve Months Ended December 31,
In millions, except per share data (unaudited)	2025	2024	2025	2024
Net income (loss) from continuing operations (GAAP)	$(78.8)	$19.5	$(150.3)	$(121.4)
Restructuring and other (income) charges, net (1)	2.7	9.8	12.8	18.1
Goodwill impairment charge (2)	—	—	183.8	306.6
Long lived asset impairment charge (3)	109.3	—	109.3	—
Acquisition and other-related costs (4)	—	0.3	—	0.3
Proxy contest charges (5)	—	—	8.2	—
Portfolio realignment costs (6)	2.0	—	3.1	—
(Gain) loss on sale of strategic investment (7)	17.1	—	19.6	2.1
Pension and postretirement settlement and curtailment income (charges), net (8)	—	0.2	—	0.2
Tax effect on items above (9)	(30.6)	(4.4)	(81.8)	(78.6)
Certain discrete tax provision (benefit) (10)	(0.4)	—	46.8	21.0
Adjusted earnings (loss) from continuing operations (Non-GAAP)	$21.3	$25.4	$151.5	$148.3

Net income (loss) from discontinued operations (GAAP)	$(5.8)	$(2.9)	$(16.8)	$(308.9)
Restructuring and other (income) charges, net (1)	9.0	13.6	42.9	168.1
Goodwill impairment charge (2)	—	—	—	42.5
Loss on CTO resales (11)	—	1.9	—	52.7
CTO supply contract termination charges (12)	—	—	—	100.0
(Gain) loss on strategic investments (7)	—	—	—	9.3
Tax effect on items above (9)	(2.1)	(3.3)	(10.0)	(87.1)
Certain discrete tax provision (benefit) (10)	0.9	—	(0.6)	3.4
Adjusted earnings (loss) from discontinued operations (Non-GAAP)	$2.0	$9.3	$15.5	$(20.0)

Total adjusted earnings (loss) (Non-GAAP) (14)	$23.3	$34.7	$167.0	$128.3

Diluted earnings (loss) from continuing operations (GAAP)	$(2.21)	$0.53	$(4.15)	$(3.34)
Restructuring and other (income) charges	0.08	0.27	0.36	0.50
Goodwill impairment charge	—	—	5.03	8.40
Long lived asset impairment charge	3.02	—	3.00	—
Acquisition and other-related costs	—	0.01	—	0.01
Proxy contest charges	—	—	0.22	—
Portfolio realignment costs	0.05	—	0.08	—
(Gain) loss on sale of strategic investment	0.48	—	0.54	0.06
Pension and postretirement settlement and curtailment income (charges), net	—	0.01	—	0.01
Tax effect on items above	(0.83)	(0.13)	(2.23)	(2.16)
Financial Schedules - Page 8

INGEVITY CORPORATION
Reconciliation of Non-GAAP Financial Measures

Certain discrete tax provision (benefit)	(0.01)	—	1.28	0.58
Diluted adjusted earnings (loss) from continuing operations (Non-GAAP)	$0.58	$0.69	$4.13	$4.06

Diluted earnings (loss) from discontinued operations per share (GAAP)	$(0.16)	$(0.07)	$(0.46)	$(8.51)
Restructuring and other (income) charges, net	0.25	0.37	1.17	4.62
Goodwill impairment charge	—	—	—	1.22
Loss on CTO resales	—	0.05	—	1.45
CTO supply contract termination charges	—	—	—	2.75
(Gain) loss on strategic investments	—	—	—	0.25
Tax effect on items above	(0.06)	(0.09)	(0.27)	(2.42)
Certain discrete tax provision (benefit)	0.02	—	(0.02)	0.09
Diluted adjusted earnings (loss) from discontinued operations (Non-GAAP)	$0.05	$0.26	$0.42	$(0.55)

Total diluted adjusted earnings (loss) per share (Non-GAAP) (15)	$0.63	$0.95	$4.55	$3.51
Weighted average common shares outstanding - Diluted (13)	36.4	36.6	36.7	36.5
___________
(1) We regularly perform strategic reviews and assess the return on our operations, which sometimes results in a plan to restructure the business. These costs are excluded from our reportable segment results; details of which are included in the table below. For the details of these costs between our reportable segments, see Segment Operating Results on page 2.

	Three Months Ended December 31,		Twelve Months Ended December 31,
In millions	2025	2024	2025	2024
Work force reductions and other	$2.7	$2.3	$10.7	$2.3
Performance Chemicals' repositioning	—	1.2	2.1	4.6
Restructuring charges (1)	$2.7	$3.5	$12.8	$6.9
North Charleston plant transition	—	6.3	—	11.2
Other (income) charges, net (1)	$—	$6.3	$—	$11.2
Restructuring and other (income) charges, net (2)	$2.7	$9.8	$12.8	$18.1
_________________
(1) Amounts are recorded within Restructuring and other (income) charges, net on the consolidated statement of operations.
(2) For information on our Workforce reductions and other, Performance Chemicals' repositioning, and North Charleston plant transition costs please refer to Note 15, Restructuring and Other (Income) Charges, net, in the Notes to the Consolidated Financial Statements included in the Company’s Form 10-K for the year ended December 31, 2025, filed on February 26, 2026. Updates will be provided in subsequent filings of the Company's Form 10-Q in 2026.

(2) During the year ended December 31, 2025, the company concluded that the carrying value of the Advanced Polymer Technologies reporting unit exceeded its fair value, resulting in a non-cash goodwill impairment charge. During the year ended December 31, 2024, the company concluded that the carrying value of the Performance Chemicals reporting unit exceeded its fair value, resulting in a non-cash goodwill impairment charge.
(3) During the year ended December 31, 2025, the company concluded that the carrying value of the Performance Chemicals road markings asset group exceeded its fair value, resulting in a non-cash long lived asset impairment charge.
(4) Charges represent (gains) losses incurred to complete and integrate acquisitions and other strategic investments. Charges may include the expensing of the inventory fair value step-up resulting from the application of purchase accounting for acquisitions and certain legal and professional fees associated with the completion of acquisitions and strategic investments.
(5) Charges represent legal and other professional service fees as well as incremental proxy solicitation costs related to a proxy contest.
(6) Charges represent professional service fees related to a review of the company's portfolio.
Financial Schedules - Page 9

INGEVITY CORPORATION
Reconciliation of Non-GAAP Financial Measures

(7) We exclude gains and losses from sales of strategic investments from our segment results, as well as our non-GAAP financial measures, because we do not consider such gains or losses to be directly associated with the operational performance of the segment. We believe that the inclusion of such gains or losses, would impair the factors and trends affecting the historical financial performance of our reportable segments. We continue to include undistributed earnings or loss, distributions, amortization or accretion of basis differences, and other-than-temporary impairments for equity method investments that we believe are directly attributable to the operational performance of such investments, in our reportable segment results.
(8) Our pension and postretirement settlement and curtailment charges (income) are related to the acceleration of prior service costs, as a result of a reduction in the number of participants within the Union Hourly defined benefit pension plan. These are excluded from our segment results because we consider these costs to be outside our operational performance. We continue to include the service cost, amortization of prior service cost, interest costs, expected return on plan assets, and amortized actual gains and losses in our segment EBITDA.
(9) Income tax impact of non-GAAP adjustments is the summation of the calculated income tax charge related to each pre-tax non-GAAP adjustment. The non-GAAP adjustments relate primarily to adjustments in the United States. As such, the income tax effect is calculated using the statutory tax rates of 21% for the United States and approximately 2.5% for state and local taxes, applied to the non-GAAP adjustments.
(10) Represents certain discrete tax items such as excess tax benefits on stock compensation and impacts of legislative tax rate changes.
(11) Due to the DeRidder Plant closure and the corresponding reduced CTO refining capacity, we were obligated, under an existing CTO supply contract, to purchase CTO through 2025 at amounts in excess of required CTO volumes. On July 1, 2024, the CTO supply contract that resulted in these excess CTO volumes was terminated. As a result of the termination, the purchases under the CTO supply contract ended effective June 30, 2024. The CTO resale activity described above ended in 2024.
(12) As consideration for the termination of the CTO supply contract, we made a cash payment in the amount of $50.0 million on July 1, 2024 and an additional cash payment in the amount of $50.0 million on October 8, 2024. Since this contract termination is directly attributable to the Performance Chemicals’ repositioning, that is, it does not represent normal, recurring expenses necessary to operate our business, we have excluded the CTO supply contract termination charges for the purposes of calculating our non-GAAP financial performance measures.
(13) The average number of shares outstanding used in the three and twelve months ended December 31, 2025 diluted adjusted earnings (loss) per share computations (Non-GAAP) includes 0.7 million diluted shares, and 0.5 million diluted shares, respectively. The average number of shares outstanding used in the twelve months ended December 31, 2024 diluted adjusted earnings (loss) per share computation (Non-GAAP) includes 0.2 million diluted shares. This number of shares differs from the average number of shares outstanding used in diluted earnings (loss) per share computations (GAAP) as we had a net loss from continuing operations on a GAAP basis.
(14) Sum of Adjusted Earnings (Loss) from Continuing Operations (Non-GAAP) and Adjusted Earnings (Loss) from Discontinued Operations (Non-GAAP).
(15) Sum of Adjusted Diluted Earnings (Loss) Per Share from Continuing Operations (Non-GAAP) and Adjusted Diluted Earnings (Loss) Per Share from Discontinued Operations (Non-GAAP).
Financial Schedules - Page 10

INGEVITY CORPORATION
Reconciliation of Non-GAAP Financial Measures

Adjusted EBITDA Reconciliation (GAAP to Non-GAAP)

	Three Months Ended December 31,		Twelve Months Ended December 31,
In millions, except percentages (unaudited)	2025	2024	2025	2024
Net income (loss) from continuing operations (GAAP)	$(78.8)	$19.5	$(150.3)	$(121.4)
Interest expense, net	16.7	20.8	73.1	90.1
Provision (benefit) for income taxes	(26.5)	4.6	8.2	(19.1)
Depreciation and amortization (1)	27.8	24.7	105.2	99.6
Restructuring and other (income) charges, net (1)	2.7	9.8	12.8	18.1
Goodwill impairment charge (1)	—	—	183.8	306.6
Acquisition and other-related costs (1)	—	0.3	—	0.3
(Gain) loss on strategic investments (1)	17.1	—	19.6	2.1
Long lived assets impairment charge (1)	109.3	—	109.3	—
Proxy contest charges (1)	—	—	8.2	—
Portfolio realignment costs (1)	2.0	—	3.1	—
Pension and postretirement settlement and curtailment charges (income), net (1)	—	0.2	—	0.2
Adjusted EBITDA from continuing operations (Non-GAAP)	$70.3	$79.9	$373.0	$376.5

Net income (loss) from discontinued operations (GAAP)	$(5.8)	$(2.9)	$(16.8)	$(308.9)
Provision (benefit) for income taxes	1.5	(12.4)	(2.8)	(86.2)
Depreciation and amortization (1)	—	0.5	1.2	8.7
Restructuring and other (income) charges, net (1)	9.0	13.6	42.9	168.1
Goodwill impairment charge (1)	—	—	—	42.5
Loss on CTO resales (1)	—	1.9	—	52.7
CTO supply contract termination charges (1)	—	—	—	100.0
(Gain) loss on strategic investments (1)	—	—	—	9.3
Adjusted EBITDA from discontinued operations (Non-GAAP)	$4.7	$0.7	$24.5	$(13.8)

Total Adjusted EBITDA (Non-GAAP) (2)	$75.0	$80.6	$397.5	$362.7

Net sales from continuing operations	$255.1	$263.4	$1,167.6	$1,200.1
Net income (loss) margin from continuing operations	(30.9)%	7.4%	(12.9)%	(10.1)%
Adjusted EBITDA margin from continuing operations (Non-GAAP)	27.6%	30.3%	31.9%	31.4%

Net sales from discontinued operations	$22.9	$35.4	$121.6	$206.3
Net income (loss) margin from discontinued operations	(25.3)%	(8.2)%	(13.8)%	(149.7)%
Adjusted EBITDA margin from discontinued operations (Non-GAAP)	20.5%	2.0%	20.1%	(6.7)%

Total Net sales (Non-GAAP)	$278.0	$298.8	$1,289.2	$1,406.4
Net income (loss) as a percentage of Total Net sales	(30.4)%	5.6%	(13.0)%	(30.6)%
Total Adjusted EBITDA margin (Non-GAAP)	27.0%	27.0%	30.8%	25.8%
___________
(1) For more information on these charges, refer to the Adjusted Earnings Reconciliation (GAAP to Non-GAAP) table on page 8.
(2) Sum of Adjusted EBITDA from Continuing Operations (Non-GAAP) and Adjusted EBITDA from Discontinued Operations (Non-GAAP).
Financial Schedules - Page 11

INGEVITY CORPORATION
Reconciliation of Non-GAAP Financial Measures

Free Cash Flow Calculation (Non-GAAP)

	Three Months Ended December 31,		Twelve Months Ended December 31,
In millions (unaudited)	2025	2024	2025	2024
Net cash provided by (used in) operating activities	$97.1	$64.5	$331.2	$128.6
Less: Capital expenditures	23.6	24.9	57.7	77.6
Free Cash Flow (Non-GAAP)	$73.5	$39.6	$273.5	$51.0

Financial Schedules - Page 12

INGEVITY CORPORATION
Reconciliation of Non-GAAP Financial Measures

Net Debt Ratio Calculation (Non-GAAP)

In millions, except ratios (unaudited)	December 31, 2025
Notes payable and current maturities of long-term debt	$47.1
Long-term debt including finance lease obligations	1,161.4
Debt issuance costs	3.1
Total Debt	1,211.6
Less:
Cash and cash equivalents (1)	$78.3
Restricted investment (2)	84.6
Net Debt	$1,048.7

Net Debt Ratio (Non-GAAP)
Adjusted EBITDA (Non-GAAP) (3)
Adjusted EBITDA - last twelve months (LTM) as of December 31, 2025	$397.5

Net debt ratio (Non-GAAP)	2.6x
_______________
(1) Includes $0.2 million of Restricted Cash related to the new market tax credit financing arrangement.
(2) Our restricted investment is a trust managed in order to secure repayment of the finance lease obligation associated with Performance Materials' Wickliffe, Kentucky, manufacturing site at maturity. The trust, presented as Restricted investment on our consolidated balance sheets, originally purchased long-term bonds that mature through 2026. The principal received at maturity of the bonds, along with interest income that is reinvested in the trust, are expected to be equal to or more than the $80.0 million finance lease obligation that is due in 2027. The restricted investment balance excludes $0.2 million allowance for credit losses on held-to-maturity debt securities within the trust.
(3) Refer to the Adjusted EBITDA Reconciliation (GAAP to Non-GAAP) schedule for the reconciliation to the most comparable GAAP financial measure.

Financial Schedules - Page 13